Exhibit 16







                                  November 9, 2001








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company ("the Companies") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Companies' Form 8-K report dated November 7, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                                Very truly yours,



                                PricewaterhouseCoopers LLP